UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2026

HEALTHY CHOICE WELLNESS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-42274	88-4128927
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3800 N. 28th Way, #1

Hollywood, Florida 33020

(Address of Principal Executive Office) (Zip Code)

(305) 600-5004

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	HCWC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On August 26, 2026, Healthy Choice Wellness Corp., a Delaware corporation (the “Company”), filed a new prospectus supplement (the “Prospectus Supplement”) with the U.S. Securities and Exchange Commission (the “SEC”) with respect to the offer and sale of shares of its Class A common stock, par value $0.001 per share (the “Shares”), with an aggregate offering price of up to $2,625,000 (the “Offering”), establishing an at-the-market equity issuance program. On August 26, 2026, the Company also entered into a Controlled Equity OfferingSM Sales Agreement (the “Sales Agreement”) with Cantor Fitzgerald & Co. (“Cantor”) pursuant to which the Company may offer and sell the Shares from time to time to or through Cantor.

Any Shares offered and sold in the Offering will be issued pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-291258) (the “Registration Statement”), which was filed on November 4, 2025 and became effective on November 24, 2025 pursuant to Section 8(a) of the Securities Act of 1933, as amended (the “Securities Act”), the Prospectus Supplement, which forms a part of the Registration Statement, and the Sales Agreement.

The Company currently intends to use the net proceeds from the Offering, if any, for general corporate purposes. As of the date of the Prospectus Supplement, the Company cannot specify with certainty all of the particular uses for the net proceeds from this Offering, if any. As a result, the Company’s management team will have broad discretion regarding the timing and application of the net proceeds from this Offering. Pending the application of the net proceeds, the Company intends to invest the net proceeds in interest-bearing, investment-grade securities, certificates of deposit or government securities.

Cantor may sell the Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act, including, without limitation, sales made through the New York Stock Exchange American (“NYSE American”) or on any other existing trading market for the Shares or through or to a market maker. Cantor will use its best efforts to sell the Shares from time to time consistent with its normal trading and sales practices and applicable state and federal rules, regulations and NYSE American rules, based upon instructions from the Company (including any price, time or size limits or other customary parameters or conditions the Company may impose).

The Sales Agreement contains customary representations, warranties and agreements by the Company, including mutual obligations of the Company and Cantor to indemnify the other party for certain liabilities, including under the Securities Act, and contribution provisions in the event indemnification is unavailable. Under the terms of the Sales Agreement, the Company will pay Cantor a cash commission of up to 3.0% of the gross proceeds from sales of the Shares sold under the Sales Agreement. The Company will also reimburse Cantor for certain specified expenses.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Shares, nor shall there be any offer, solicitation or sale of the Shares in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

The Sales Agreement is filed as Exhibit 1.1 to this report, and the description of the terms of the Sales Agreement is qualified in its entirety by reference to such exhibit. The opinion of the Company’s counsel regarding the validity of the Shares is filed as Exhibit 5.1 to this Current Report on Form 8-K. This opinion is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Sales Agreement, dated August 26, 2026, between the Company and Cantor Fitzgerald & Co.
5.1	Opinion of Cozen O’Connor
23.1	Consent of Cozen O’Connor (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHY CHOICE WELLNESS CORP.

Date:	August 26, 2026	By:	/s/ Jeffrey E. Holman
Jeffrey E. Holman
Chief Executive Officer